SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☐                             Filed by a party other than the registrant  ☒

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

LifeLock, Inc.

(Name of Registrant as Specified in Its Charter)

Symantec Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Symantec Corporation

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: LifeLock, Inc.

Commission File No.: 001-35671

The following is an email and slide deck sent from Fran Rosch, Executive Vice President of Symantec’s Norton Business Unit, to employees of LifeLock, Inc. on December 22, 2016.

Team,

I hope everyone is getting ready for the holidays and some well-deserved time off. I’m sending this one last note before the end of the year to share my thoughts on the importance of culture in our organization.

I’m confident that we’ve defined the right strategy for implementation once the merger closes—building a comprehensive consumer digital safety solution, including device protection, identity protection and protection for the connected home and family. Still, it doesn’t matter how fantastic our strategy is if we don’t execute effectively as a team. It’s critical that we work together after the acquisition is finalized in order to further develop a great culture for our newly combined organization. After lots of conversations with Hilary and the broader LifeLock team, I know we all agree that continuing to foster the great culture we have and to continue living our values is critical to our success.

Jill Nash and team have shared an overview of the LifeLock culture and employee experience with me, and I was very impressed to see how well it aligned with our own culture and employee experience. I really like the way your organization lives your values as part of all you do, especially with regard to performance management, hiring and the promotional process. It’s important that we measure people on both results, as well as their approach to working together as a team.

At Symantec, we define our winning culture as: Lead + Innovate + Grow = Win. And these are the behaviors that guide us:

•	Integrity and accountability

•	Agility and boldness

•	Openness and collaboration

•	Passion and focus

We’ve also designed a Symantec Leadership Blueprint that provides more detail on what it takes to be successful here. One of my favorite leadership behaviors is to not be a brilliant jerk. We have many absolutely brilliant people within the organization, but we’re also always respectful toward everyone with whom we work and respect opinions different than our own.

Another key part of our employee experience is investing in our people through training, coaching and career development. We want our employees to do the best work of their careers here at Symantec and we do all we can to ensure this happens.

Symantec also prioritizes diversity as a key element of success, and we’re actively working to improve our current position. A truly great organization has a diverse mix of employees who all bring something different and unique to the team.

We actively survey our employees throughout the year to measure employee engagement, then we develop action plans to ensure we make improvements in areas where focus may be needed, or where we’ve seen positive progress and want to ensure it continues.

Culture and employee experience is very important here at Symantec, as well as to me personally. I look forward to incorporating some of the great parts of the LifeLock employee experience into our growing consumer business as we focus on making Symantec a truly great place to work. I’ve attached more information on the Symantec values, our approach to employee experience, and our Leadership Blueprint. I look forward to spending more time on these important topics after close.

Have a healthy and safe holiday. I look forward to getting to know everyone better in 2017.

My best,

Fran

Norton Culture & Employee Experience Overview – Dec 2016 1

Culture • Our Mission • Definition of ‘Winning Culture’• Leadership Blueprint • Employee Perspective 2

Our Mission Enable customers to have the best protection Make our security offerings easy for customers possible for their digital lives, and to find, install and use 3

Our definition of ‘Winning Culture’ LEAD INNOVATE GROW WIN INTEGRITY & OPENNESS & AGILITY & BOLDNESS PASSION & FOCUS ACCOUNTABILITY COLLABORATION • We set the bar high—to lead • We thrive on a culture of • We embrace new ideas and • We strive for extraordinary in all we do change that positions continuous learning customer outcomes that grow Symantec as a leader our business • We are each held responsible • We understand that for our decisions, actions, • We listen like we are wrong none of us is as good as all of • We unite as one team to and how we get and advocate like we are us protect our customers like no results together right—because fierce one else can • We seek out perspectives and conversations ensure we • We are open, honest skills that challenge our • We help communities to grow pursue the right ideas and direct—this is current state of being and and prosper not optional • We take bold, smart risks, thinking • We are intentional and embracing diverse points of • We deliver what • We build strong, diverse, focused—prioritizing to get view and learning from any we promise productive relationships based results failures on mutual trust and respect • We are fast and decisive—knowing when to change course, staying nimble enough to lead the change 4

How do we define Leadership? 5 MUST DOs 5 DEADLY DON’Ts BE THE MISSION It’s NOT ABOUT ME, or My Product or My Function • Set an Aggressive Agenda and Goals to Deliver Results That Make a Big Difference for or My BU… It’s About Symantec Customers, Employees & Shareholders in the Short & Long Term • Exude a Maniacal Customer Focus Don’t HEAR WHAT YOU WANT TO HEAR or • Make & Execute the Right Decision, Even if it’s Hard What You Expect to Hear… Listen Hard with Curiosity Rather than Cynicism EARN TRUST • Connect with, Value and Care about the Whole Person—Your Team, Your Peers, Your Don’t Be or Tolerate a BRILLIANT JERK (‘hero Manager—so They Take Risks and Speak the Truth… You Provide a Safe Place to Do culture’) or an UNDERGROUND SABOTEUR It Constructively (passive aggressive person) BUILD AWESOME • Hire People Better and Different Than You and Those Around You Don’t Be a TALKING HEAD listing options rather • Build a Reputation That Attracts and Keeps Top Performers than taking a stand; spending too little time on learning • Take Risks on People Who’ve Earned It; Support and Coach Through Obstacles… and content; talking around the issue rather than being direct and candid Nobody’s Perfect • Unleash Innovation to Create our Future Don’t WAIT FOR PERFECT INFORMATION RAGE AGAINST SILOS Before Making a Decision • Commit and deliver across BUs, Functions, Products… Plan & Resource to Support Other SYMC Teams • Understand and Celebrate Successes in Other Teams CAPTURE HEARTS AND MINDS • Tell Real Stories about Wins and Losses, Innovation Hits and Misses, the Front Line Experience and What You’ve Learned from Customers • Translate the Heart and Minds in Our Messages Symantec Leaders Make Every Employee Feel Like They are a Valued Member of a Winning Team on an Inspiring Mission 5

What our employees think of us? *Source: 2016 Norton Employee Engagement survey 6

Teams and Locations • Leadership Structure • Staffing by Location 7

How is our Leadership structured? Other Important People • Scott Hill – Finance • Evelyn Acosta Behrendt – HR • Carol Hunter – Legal • JD Norton – Internal Comms • Deirdre Sena – PR • Renice Hultman—IMO 148 8

Where are we located? (Norton only) Europe Asia North Dublin—92 Springfield—97 America Mountain View—320 Onshore / Offsore1 Culver City—347 64% / 36% Africa Pune—55 Chennai—446 Location South Employee # % of Total America Type Core Sites 1357 83% Australia Satellite2 140 9% eSuite 79 5% Remote3 61 4% 1. Offshore calculation based on # of employees in Dublin, Pune, and Chennai offices 2. Resources in Satellite office predominantly dedicated to Territory Sales & Regional Marketing 3. Remote workforce will be <2% of overall headcount when Sales and Regional Marketing is removed 9

Employee Experience • New Employee Onboarding • Events and Activities • Rewards and Recognition • Communication Channels 10

New Employee Onboarding and Orientation Day One Welcome Training NEO Gets you started with Symantec and Human Resources New Employee Orientation • In your first 3 months • 2-day immersion experience for global employees • Learn about mission, market, strategy, products, how that fits at Symantec and how you fit within the business unit. New Employee Portal Provides guidance through your first 90 days • Highly interactive Manager Toolkit • A Hell-Ya! experience Your manager will guide your through your first 90 days 11

Events & Activities 12

Rewards & Recognition Rockstars Achievers is an annual award given to top performers in the sales organization. Norton chooses to also recognize members of their marketing team, as well as a select number of MVP’s chosen The Norton Rockstar Award from all other departments within the BU. Awarded yearly. program recognizes top performing teams and individuals who go above and beyond to help the Norton Business Unit achieve it’s goals, and that exemplify Symantec Values, Leadership Must-Dos, and are aligned around our Critical Few priorities. Awarded quarterly. The WOW (Winning Our Way) program recognizes and celebrates employees who embody Symantec’s winning culture, as well as deliver above and beyond performance in their contributions to our company’s progress and results. Awarded anytime. 13

Communication Channels—Internal Wednesday’s @ the Hub 14

Communication Channels—External 15

Corporate Social Responsibility • Programs • Diversity & Inclusion – Employee Resource Groups • Key Partnerships • Impact 16

Corporate Social Responsibility Programs Global Service Week Symantec Service Time Dollars For Doers “ Week dedicated to employees giving “Five days off each year dedicated to “Symantec will donate US$15 per hour back and working alongside their volunteering. Options can range from (up to US$1,000 per calendar year) to colleagues to help non-profits and local hands-on work at local school to board organizations you volunteer with that organizations.” service. Program included rewards and meet our guidelines.” recognition for participants.” Symantec Cyber Career Matching Gifts Program Connection “Symantec will match up to US$1,000 of “SC3 recruits underserved populations your personal donations each calendar into the field of cyber security and offers year to organizations with which you industry-recognized training programs.” volunteer and that meet our guidelines.” 17

Diversity & Inclusion – Employee Resource Groups 18

Key Partnerships Diversity & Inclusion Symantec Cyber Career Connection Online Safety Environmental Responsibility 19

Corporate Social Responsibility Impact

“For FY16 Symantec employees logged over 28K hours of employee volunteer time, averaging 2.5 hours per employee. Also our philanthropic giving (includes grants, sponsorships, matching gifts, software donations etc.) totaled over $26M for FY16”

“In 2016, for second year, Symantec was named to Point of Light Civic 50 list as being one of the most community-minded companies in America

“For eight consecutive years Symantec scored a perfect 100 on the Human Rights Campaign, Corporate Equality Index, earning distinction amongst “Best Places to Work for LGBT Equality”



Symantec.
GLOBAL SERVICE WEEK
ONE WEEK. A LASTING IMPACT.

“For Global Service Week from Oct 17-21, Symantec employees logged over 6200 hours of volunteer time, supporting over 80 non-profits across the globe”



“For FY16, Symantec has invested over $6M to excite, engage and educate over 740K students in STEM education. Also we awarded 26 grants totaling $2.5M to fight cybercrime and support online safety”

“Symantec has been listed annually on Dow Jones Sustainability Index since 2007 and on the CDP Climate Disclosure Leadership Index since 2013”

Norton by Symantec 20

Thank You 21

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION

In connection with the proposed transaction, LifeLock filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on December 9, 2016. Additionally, LifeLock will file with the SEC other relevant materials in connection with the proposed transaction, including LifeLock’s definitive proxy statement. The definitive proxy statement will be mailed to LifeLock stockholders and will contain important information about the proposed transaction and related matters. LIFELOCK STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. LifeLock stockholders are advised that they may obtain free copies of the proxy statement filed by LifeLock with the SEC (when this document becomes available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement may be obtained (when this document becomes available) from LifeLock’s website at http://investor.LifeLock.com/ or from LifeLock by written request to Investor Relations, 60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281.

Additionally, LifeLock and Symantec will file other relevant materials in connection with the proposed acquisition of LifeLock by Symantec pursuant to the terms of an Agreement and Plan of Merger by and among, Symantec, L1116 Merger Sub, Inc., a wholly owned subsidiary of Symantec, and LifeLock Symantec, LifeLock and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LifeLock stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Symantec’s executive officers and directors in the solicitation by reading Symantec’s most recent Annual Report on Form 10-K, which was filed with the SEC on May 20, 2016 and the proxy statement for Symantec’s 2016 annual meeting of stockholders, which was filed with the SEC on September 9, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Symantec’s Investor Relations Website at http://investor.symantec.com. Information concerning the interests of LifeLock’s participants in the solicitation, which may, in some cases, be different than those of LifeLock’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.